Exhibit 3.19

STATE OF VIRGINIA

CERTIFICATE OF INCORPORATION

Name.	First.	The name of this corporation is Jewell Smokeless Coal Corporation.

Address.	Second.	The address of the principal office of this corporation in the State of Virginia is Whitewood, Buchanan County, Virginia.

Purposes.	Third.

The purposes for which this corporation is to be formed are:

(1) To acquire by purchase or lease coal lands, coal mines, and lands contiguous thereto;

(2) To operate coal mines, coke ovens, and plants for the production of coal products;

(3) To mine, strip, prepare and sell coal, and all coal products;

(4) To build, acquire and operate tipples, preparation or loading facilities, ramps, railway sidings and other structures and facilities necessary or proper in the operation of coal mines.

Stock.	Fourth.

The maximum amount of stock of this corporation is:

2,000 shares of common stock with a par value of $100.00 per share.

The minimum amount of stock of this corporation is:

150 shares of common stock with a par value of 100.00 per share.

Duration.	Fifth.	The time of existence of this corporation shall be perpetual.

Officers and Directors	Sixth.	The names and residences of the officers and directors who, unless sooner changed by the stockholders, are for the first year to manage the affairs of the corporation, are as follows:

Officers

Frank Garland, Chairman, 912 Hamilton Bank Bldg., Knoxville, Tenn.

B. R. Thompson, President, 912 Hamilton Bank Bldg., Knoxville, Tenn.

Harold Greer, Vice President, Pound, Va.

Dewey Asher, Vice President, Manchester, Ky.

Frank Marcum, Vice President, Manchester, Ky.

Lindsay Young, Secretary, 1003 Burwell Bldg., Knoxville, Tenn.

B. L. Greer, Assistant Secretary, Norton Hotel, Norton, Va.

P. H. Bean, Treasurer, 1005 Burwell Bldg., Knoxville, Tenn.

George E. Dickinson, Assistant Treasurer, 960 N. Pennsylvania St., Indianapolis 4, Indiana

Directors

Frank Garland	Lindsay Young
B. R. Thompson	B. L. Greer
Harold Greer	P. H. Bean
Dewey Asher	Frank Marcum
George E. Dickinson
H. J. Johnson, Grundy, Va.

Real Estate.	Seventh.	The real estate holdings of this corporation shall be limited to 2,000 acres in area.

We, the undersigned, apply to the State of Virginia, by virtue of the laws of the land, for a Charter of Incorporation for the purposes and with the powers, etc., declared in the foregoing instrument.

Witness our hands this the 13th day of November, 1951.

STATE OF TENNESSEE	)
	:	ss
COUNTY OF KNOX	)

Personally appeared before me, , (Notary Public) the within named incorporators, , with whom I am personally acquainted, and who acknowledged that they executed the within application for a Charter of Incorporation for the purposes therein contained and expressed.

Witness my hand and official seal at office in Knoxville, Tennessee, this 13th day of November, 1951.

Notary Public

My commission expires:
April 14, 1952

ARTICLES OF AMENDMENT

of the Articles of Incorporation of

JEWELL SMOKELESS COAL CORPORATION

1. On January 23, 1962, the board of directors of the corporation found that the following proposed amendment of its articles of incorporation was in the best interests of the corporation and directed that it be submitted to a vote of the stockholder:

“RESOLVED, That the limitation on real estate holding in the Charter of the corporation be removed, and that the Certificate of Incorporation of Jewell Smokeless Coal Corporation be amended by striking out Article Seventh thereof as follows:

“Real Estate.	Seventh.	The real estate holdings of this corporation shall be limited to 2,000 acres in area.”

2. On January 23, 1962, being not less than twenty-five (25) days nor more than fifty (50) days before the meeting of the stockholders to act upon the proposed amendment, written notice of the meeting was given personally or by mail to each stockholder of record entitled to vote on the proposed amendment. The notice stated the place, day and hour of the meeting and the purpose for which it was called, setting forth a copy of the proposed amendment.

3. On February 19, 1962, the meeting of the stockholders was held and the amendment proposed by the board of directors, as set forth above, was adopted by the stockholders.

4. The number of shares of stock of the corporation outstanding on the record date, the number of shares entitled to vote on the proposed amendment, and the number of shares voted for and against the amendment, were as follows:

Shares outstanding - 714-3/4 common

Share entitled to vote - 714-3/4

Shares voted: For - 681-1/4; Against - 0

Executed in the name of the corporation by its president or a vice-president and its secretary or assistant secretary who declare under the penalties of perjury that the facts stated therein are true.

JEWELL SMOKELESS COAL CORPORATION

By
President

By
Secretary

ARTICLES OF AMENDMENT

OF

JEWELL SMOKELESS COAL CORPORATION

1. The name of the corporation is

Jewell Smokeless Coal Corporation

2. The amendment adopted is to strike out paragraph First of The Articles of Incorporation and to substitute the following:

First. The name of this corporation is Jewell Coal and Coke Company, Inc.

3. The Board of Directors on November 17, 1970, found the amendment in the best interests of the Corporation and directed that it be submitted to a vote of the stockholders at the annual meeting on December 8, 1970, in the manner provided in the Virginia Stock Corporation Act and the notice was accompanied by a copy of the proposed amendment; and the amendment was adopted by the stockholders on December 8, 1970.

4. The number of shares outstanding and entitled to vote on such amendment, being all of a single class, was 714-3/4.

5. The number of shares voted for such amendment was 714-3/4 and the number of shares voted against such amendment was none.

Dated: December 30, 1970.

JEWELL SMOKELESS COAL CORPORATION

By
President

AND BY
Secretary

ARTICLES OF AMENDMENT OF

JEWELL COAL AND COKE COMPANY, INC.

1. The name of the corporation is Jewell Coal and Coke Company, Inc.

2. The amendment adopted is to strike out paragraph Fourth of the Articles of Incorporation and to substitute the following:

Fourth. The maximum number of shares of stock which this corporation shall be authorized to have outstanding at any time is five hundred thousand (500,000) shares of common stock with a par value of Fifty Dollars ($50.00) per share.

3. The Board of Directors at its meeting on November 30, 1972, found the amendment to be in the best interests of the Corporation and directed that it be submitted to a vote of the stockholders at the annual meeting of the stockholders on December 11, 1973. Notice was given to each stockholder of record entitled to vote in the manner provided in the Virginia Stock Corporation Act on November 13, 1973 and the notice was accompanied by a copy of the proposed amendment. The amendment was adopted by the stockholders on December 11, 1973.

4. The number of shares outstanding and entitled to vote on such amendment, being all of a single class, was 714.75.

5. The number of shares voted for such amendment was 572.75, and the number of shares voted against such amendment was 142.

Dated: May 14, 1975.

JEWELL COAL AND COKE COMPANY, INC.

By	[Illegible]
President

AND BY
Secretary

ARTICLES OF AMENDMENT

OF

JEWELL COAL AND COKE COMPANY, INC.

Pursuant to the provisions of Section 13.1-58 of the Virginia Stock Corporation Act, the undersigned corporation adopts the following Articles of Amendment:

(a) The name of the corporation is Jewell Coal and Coke Company, Inc.

(b) On the 13th day of April, 1979, by resolution of the Board of Directors, the plan for reduction of the authorized common stock of the corporation was adopted.

(c) Notice was given to each stockholder of record entitled to vote thereon on the 18th day of April, 1979. Such notice was given in the manner provided in the Virqinia Stock Corporation Act, and the plan for reduction of common stock of the corporation was duly adopted by the stockholders at a meeting on the 18th day of May, 1979.

(d) The number of shares outstanding was 71,475 shares of common stock of the corporation, and the number of shares entitled to vote thereon was 71,475 shares of common stock.

(e) The number of shares voted for the plan was 71,475, and no shares were voted against such plan.

(f) The stated capital of the corporation is not to be reduced upon the issuance of a Certificate of Amendment because, although the number of shares of common stock authorized to be issued is to be reduced by said Articles of Amendment from 500,000 to 100,000, there are presently issued less than 100,000 shares of common stock, which will be the amount authorized after issuance of a Certificate of Amendment.

(g) The amount, expressed in dollars, of the stated capital of the corporation after giving effect to such amendment will be $3,573,750.

(h) No shares will be cancelled as a result of the issuance of a Certificate of Amendment. After issuance of the Articles of Amendment, the corporation will have authority to issue 100,000 shares of common stock.

Dated this 25 day of July, 1979.

JEWELL COAL AND COKE COMPANY, INC.

By
President

Secretary

ARTICLES OF AMENDMENT TO THE CHARTER

OF

JEWELL COAL AND COKE COMPANY, INC.

Pursuant to the provisions of Section 13.1-58 of the Virginia Stock Corporation Act, the undersigned corporation adopts the following Articles of Amendment:

(a) The name of the corporation is Jewell Coal and Coke Company, Inc.

(b) The amendment adopted is that the maximum number of shares which the corporation shall have the authority to issue is one thousand (1,000) shares with par value of One Dollar ($1.00) per share.

(c) The date of the meeting of the Board of Directors at which the amendment was found in the best interest of the corporation and directed to be submitted to a vote at a meeting of stockholders was the 19th day of February, 1980; the date when notice was given to each stockholder of record entitled to vote was the 19th day of February, 1980; such notice was given in the manner provided by the Virginia Stock Corporation Act and was accompanied by a copy of the proposed amendment; the amendment was adopted by the stockholders on the 20th day of March, 1980.

(d) The number of shares outstanding and entitled to vote thereon was 71,475.

(c) The number of shares voted for the amendment was 71,475.

(f) The amount of stated capital of the corporation as stated by such amendment shall be One Thousand Dollars ($1,000.00).

Dated this 20th day of March, 1980.

JEWELL COAL AND COKE COMPANY, INC.

By	[Illegible]
President

Secretary

ARTICLES OF AMENDMENT

OF

JEWELL COAL & COKE COMPANY, INC.

Pursuant to the provisions of Section 13.1-705 of the Virginia Stock Corporation Act, the undersigned corporation adopts the following Articles of Amendment:

1.	The name of the corporation is

JEWELL COAL & COKE COMPANY, INC.

2.	The amendment adopted is to strike out the third paragraph of the Articles of Incorporation and to substitute the following:

“Third.	The purpose for which this corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the Virginia Stock Corporation Act, including by way of example and not of limitation, the following:

(1)	To acquire by purchase or lease coal lands, coal mines, and lands contiguous thereto;

(2)	To operate coal mines, coke ovens, and plants for the production of coal products;

(3)	To mine strip, prepare and sell coal, and all coal products;

(4)	To build, acquire and operate tipples, preparation or loading facilities, ramps, railway sidings and other structures and facilities necessary or proper in the operation of coal mines.”

3.	The Board of Directors has found this amendment to be in the best interest of the Corporation, and this amendment has been approved and adopted by the corporation’s sole shareholder.

Dated:

JEWELL COAL & COKE COMPANY, INC.

By:	/s/ M. H. R. Dingus
M. H. R. Dingus Vice President

By:	/s/ J. J. DiRocco, Jr.
J. J. DiRocco, Jr. Assistant Secretary